                                                                     EXHIBIT 4.1

================================================================================

                                    INDENTURE

                                     BETWEEN

                          MINDSPEED TECHNOLOGIES, INC.

                                       AND

                             WELLS FARGO BANK, N.A.,
                                   AS TRUSTEE

                     3.75% CONVERTIBLE SENIOR NOTES DUE 2009

                          DATED AS OF DECEMBER 8, 2004

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                                Indenture Section
---------------------------                                                                -----------------
310(a)(1).......................................................................                     5.11
      (a)(2)....................................................................                     5.11
      (a)(3)....................................................................                      n/a
      (a)(4)....................................................................                      n/a
      (a)(5)....................................................................                     5.11
      (b).......................................................................                5.3; 5.11
      (c).......................................................................                      n/a
311(a)..........................................................................                     5.12
      (b).......................................................................                     5.12
      (c).......................................................................                      n/a
312(a)..........................................................................                      2.9
      (b).......................................................................                     14.3
      (c).......................................................................                     14.3
313(a)..........................................................................                      5.7
      (b)(1)....................................................................                      n/a
      (b)(2)....................................................................                      5.7
      (c).......................................................................                5.7; 14.2
      (d).......................................................................                      5.7
314(a)(1), (2), (3).............................................................                9.4; 14.2
      (a)(4)....................................................................                9.5; 14.6
      (b).......................................................................                   8.1(f)
      (c)(1)....................................................................                     14.5
      (c)(2)....................................................................                     14.5
      (c)(3)....................................................................                      n/a
      (d).......................................................................                   8.1(e)
      (e).......................................................................                     14.6
      (f).......................................................................                      n/a
315(a)..........................................................................                   5.1(a)
      (b).......................................................................                5.6; 14.2
      (c).......................................................................                   5.1(b)
      (d).......................................................................                   5.1(c)
      (e).......................................................................                     4.14
316(a)(last sentence)...........................................................                      7.2
      (a)(1)(A).................................................................                      4.5
      (a)(1)(B).................................................................                      4.4
      (a)(2)....................................................................                      n/a
      (b).......................................................................                      4.7
      (c).......................................................................                      7.4
317(a)(1).......................................................................                      4.8
      (a)(2)....................................................................                      4.9
      (b).......................................................................                      2.6
318(a)..........................................................................                     14.1
      (b).......................................................................                      n/a
      (c).......................................................................                     14.1

"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
                                                         ARTICLE 1
                                        DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      Definitions.............................................................................................     1

SECTION 1.2.      Incorporation by Reference of Trust Indenture Act.......................................................    14

SECTION 1.3.      Rules of Construction...................................................................................    14

                                                      ARTICLE 2
                                                      THE NOTES

SECTION 2.1.      Title and Terms.........................................................................................    15

SECTION 2.2.      Form of Notes...........................................................................................    16

SECTION 2.3.      Legends.................................................................................................    17

SECTION 2.4.      Execution, Authentication, Delivery and Dating of the Notes.............................................    22

SECTION 2.5.      Registrar and Paying Agent..............................................................................    23

SECTION 2.6.      Paying Agent to Hold Assets in Trust....................................................................    23

SECTION 2.7.      General Provisions Relating to Registration, Transfer and Exchange......................................    24

SECTION 2.8.      Book-Entry Provisions for the Global Notes..............................................................    25

SECTION 2.9.      Holder Lists............................................................................................    26

SECTION 2.10.     Persons Deemed Owners...................................................................................    26

SECTION 2.11.     Mutilated, Destroyed, Lost or Stolen Notes..............................................................    26

SECTION 2.12.     Treasury Notes..........................................................................................    27

SECTION 2.13.     Temporary Notes.........................................................................................    27

SECTION 2.14.     Cancellation............................................................................................    28

SECTION 2.15.     CUSIP Numbers...........................................................................................    28

SECTION 2.16.     Defaulted Interest......................................................................................    28

SECTION 2.17.     Transfer Provisions.....................................................................................    29

SECTION 2.18.     Additional Interest Under the Registration Rights Agreement.............................................    30

                                                         ARTICLE 3
                                                  DISCHARGE OF INDENTURE

SECTION 3.1.      Discharge of Liability on Notes.........................................................................    31

SECTION 3.2.      Repayment to the Company................................................................................    31

                                                         ARTICLE 4
                                                   DEFAULTS AND REMEDIES

SECTION 4.1.      Events of Default.......................................................................................    31

SECTION 4.2.      Acceleration of Maturity; Rescission and Annulment......................................................    33

SECTION 4.3.      Other Remedies..........................................................................................    34

SECTION 4.4.      Waiver of Past Defaults.................................................................................    34

SECTION 4.5.      Control by Majority.....................................................................................    35

SECTION 4.6.      Limitation on Suit......................................................................................    35

SECTION 4.7.      Unconditional Rights of Holders to Receive Payment and to Convert.......................................    36

SECTION 4.8.      Collection of Indebtedness and Suits for Enforcement by the Trustee.....................................    36

SECTION 4.9.      Trustee May File Proofs of Claim........................................................................    37

SECTION 4.10.     Restoration of Rights and Remedies......................................................................    37

SECTION 4.11.     Rights and Remedies Cumulative..........................................................................    38

SECTION 4.12.     Delay or Omission Not Waiver............................................................................    38

SECTION 4.13.     Priorities..............................................................................................    38

SECTION 4.14.     Undertaking for Costs...................................................................................    38

SECTION 4.15.     Waiver of Stay or Extension Laws........................................................................    39

                                                         ARTICLE 5
                                                        THE TRUSTEE

SECTION 5.1.      Certain Duties and Responsibilities.....................................................................    39

SECTION 5.2.      Certain Rights of Trustee...............................................................................    41

SECTION 5.3.      Individual Rights of Trustee............................................................................    41

SECTION 5.4.      Money Held in Trust.....................................................................................    41

SECTION 5.5.      Trustee's Disclaimer....................................................................................    42

SECTION 5.6.      Notice of Defaults......................................................................................    42

SECTION 5.7.      Reports by Trustee to Holders...........................................................................    42

SECTION 5.8.      Compensation and Indemnification........................................................................    42

SECTION 5.9.      Replacement of Trustee..................................................................................    43

SECTION 5.10.     Successor Trustee by Merger, Etc........................................................................    44

SECTION 5.11.     Corporate Trustee Required; Eligibility.................................................................    44

SECTION 5.12.     Collection of Claims Against the Company................................................................    44

                                                         ARTICLE 6
                                       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER,
                                             SALE, LEASE OR OTHER DISPOSITION

SECTION 6.1.      Company May Consolidate, Etc., Only on Certain Terms....................................................    45

SECTION 6.2.      Successor Corporation Substituted.......................................................................    45

                                                         ARTICLE 7
                                            AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 7.1.      Without Consent of Holders of Notes.....................................................................    46

SECTION 7.2.      With Consent of Holders of Notes........................................................................    47

SECTION 7.3.      Compliance with Trust Indenture Act.....................................................................    47

SECTION 7.4.      Revocation of Consents and Effect of Consents or Votes..................................................    48

SECTION 7.5.      Notation on or Exchange of Notes........................................................................    48

SECTION 7.6.      Trustee to Sign Amendment, Etc..........................................................................    48

SECTION 7.7.      Effect of Amendment.....................................................................................    49

                                                         ARTICLE 8
                                                         SECURITY

SECTION 8.1.      Security................................................................................................    50

                                                         ARTICLE 9
                                                         COVENANTS

SECTION 9.1.      Payment of Principal, Premium, Repurchase Price and Interest............................................    52

SECTION 9.2.      Maintenance of Offices or Agencies......................................................................    53

SECTION 9.3.      Corporate Existence.....................................................................................    53

SECTION 9.4.      Reports.................................................................................................    53

SECTION 9.5.      Compliance Certificate..................................................................................    54

SECTION 9.6.      Resale of Certain Notes.................................................................................    54

                                                        ARTICLE 10
                                                  [INTENTIONALLY OMITTED]

                                                        ARTICLE 11
                               PURCHASE AT THE OPTION OF A HOLDER UPON A FUNDAMENTAL CHANGE

SECTION 11.1.     Purchase Right..........................................................................................    55

SECTION 11.2.     Effect of Fundamental Change Purchase Notice; Withdrawal................................................    57

SECTION 11.3.     Deposit of Fundamental Change Purchase Price............................................................    58

SECTION 11.4.     Notes Purchased in Part.................................................................................    58

SECTION 11.5.     Covenant to Comply With Securities Laws Upon Purchase of Notes..........................................    59

SECTION 11.6.     Repayment to the Company................................................................................    59

                                                        ARTICLE 12
                                                    CONVERSION OF notes

SECTION 12.1.     Conversion Right; Expiration of Conversion Right; Conversion Price......................................    59

SECTION 12.2.     Exercise of Conversion Right............................................................................    62

SECTION 12.3.     Fractions of Shares.....................................................................................    63

SECTION 12.4.     Adjustment of Conversion Price..........................................................................    64

SECTION 12.5.     Consolidation or Merger of the Company..................................................................    73

SECTION 12.6.     Notice of Adjustments of Conversion Price...............................................................    75

SECTION 12.7.     Notice Prior to Certain Actions.........................................................................    75

SECTION 12.8.     Company to Reserve Common Stock; Listing................................................................    76

SECTION 12.9.     Common Stock to be Fully Paid and Nonassessable.........................................................    77

SECTION 12.10.    Taxes on Conversions....................................................................................    77

SECTION 12.11.    Cancellation of Converted Notes.........................................................................    77

SECTION 12.12.    Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof..................    78

SECTION 12.13.    Responsibility of Trustee for Conversion Provisions.....................................................    81

SECTION 12.14.    Withholding Taxes on Adjustments of the Conversion Price................................................    81

SECTION 12.15.    Conversion After Public Acquirer Fundamental Change.....................................................    81

SECTION 12.16.    Limitation on Conversion................................................................................    82

                                                        ARTICLE 13
                                                  [INTENTIONALLY OMITTED]

                                                        ARTICLE 14
                                          OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 14.1.     Trust Indenture Act Controls............................................................................    82

SECTION 14.2.     Notices.................................................................................................    82

SECTION 14.3.     Communication by Holders with Other Holders.............................................................    83

SECTION 14.4.     Acts of Holders of Notes................................................................................    84

SECTION 14.5.     Certificate and Opinion as to Conditions Precedent......................................................    84

SECTION 14.6.     Statements Required in Certificate or Opinion...........................................................    85

SECTION 14.7.     Effect of Headings and Table of Contents................................................................    85

SECTION 14.8.     Successors and Assigns..................................................................................    86

SECTION 14.9.     Separability Clause.....................................................................................    86

SECTION 14.10.    Benefits of Indenture...................................................................................    86

SECTION 14.11.    Governing Law...........................................................................................    86

SECTION 14.12.    Counterparts............................................................................................    86

SECTION 14.13.    Legal Holidays..........................................................................................    86

SECTION 14.14.    Recourse Against Others.................................................................................    87

SECTION 14.15.    Tax Treatment...........................................................................................    87

EXHIBITS

EXHIBIT A   Form of Note....................................................................................    A-1
EXHIBIT B   Form of Fundamental Change Purchase Notice......................................................    B-1
EXHIBIT C   Form of Conversion Notice.......................................................................    C-1
EXHIBIT D   Form of Transfer Notice ........................................................................    D-1

            INDENTURE, dated as of December 8, 2004 (this "INDENTURE"), between Mindspeed Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095 (the "COMPANY") and Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States, as Trustee (the "TRUSTEE"), having its corporate trust office at Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

                             RECITALS OF THE COMPANY

            WHEREAS, the Company has duly authorized the creation of an issue of its 3.75% Convertible Senior Notes due 2009 (the "NOTES") of substantially the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

            WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

            NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. Definitions.

            For all purposes of this Indenture and the Notes, the following terms are defined as follows:

            "110% TRADING PRICE EXCEPTION" has the meaning set forth in the definition of Fundamental Change.

            "ACT", when used with respect to any Holder, has the meaning set forth in Section 14.4(a).

            "ADDITIONAL COMMON STOCK" has the meaning set forth in Section 12.1(b).

            "ADDITIONAL INTEREST" means the interest, if any, payable on the Notes pursuant to Section 3 of the Registration Rights Agreement.

            "ADDITIONAL PLEDGED SECURITY ENTITLEMENTS" has the meaning specified in the Pledge Agreement.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AGENT MEMBERS" has the meaning set forth in Section 2.8.

            "APPLICABLE STOCK PRICE" has the meaning set forth in Section 12.12.

            "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

            "BARRIER PRICE" means $1.89, subject to adjustment as provided in
Section 12.4(g).

            "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of the board of directors of the Company empowered to act for it with respect to this Indenture.

            "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

            "BUSINESS DAY" means, with respect to any Note, a day that in The City of New York is not a day on which banking institutions are authorized by law or regulation to close.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity (for purposes of this definition, "stated maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof) thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "CAPITAL STOCK" means:

            (i) in the case of a corporation, corporate stock;

            (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (iii) in the case of a partnership or limited liability Company, partnership interests (whether general or limited) or membership interests; and

            (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "CASH AMOUNT" has the meaning set forth in Section 12.12.

            "CLOSING DATE" means December 8, 2004 or such later date on which the Notes may be delivered pursuant to the Purchase Agreement.

            "CLOSING TIME" means the time at which the closing of the original issuance of Notes is complete on the Closing Date.

            "COMMISSION" means the Securities and Exchange Commission or any successor agency.

            "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Sections 12.5 and 12.7 hereof, shares issuable on conversion of the Notes shall include only shares of the class designated as Common Stock, $0.01 par value per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "COMMON STOCK RESTRICTED SECURITIES LEGEND" has the meaning set forth in Section 2.3.

            "COMPANY" means the corporation named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "COMPANY ORDER" means a written order signed in the name of the Company by any Officer.

            "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors who:

            (a) was a member of the Board of Directors of the Company on the date hereof; or

            (b) was nominated for election, appointed or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director's nomination, appointment or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company's entire Board of Directors in which such individual is named as a nominee for director.

            "CONTROL AGREEMENT" means the Control Agreement, dated as of December 8, 2004, among the Company, the Trustee and Wells Fargo Bank, N.A., as securities intermediary and depository bank, and as such agreement may be amended, restated, supplemented or otherwise modified from time to time, including all annexes and schedules attached thereto.

            "CONVERSION AGENT" means any Person authorized by the Company to convert Notes in accordance with Article 12. Initially, the Conversion Agent shall be Wells Fargo Bank, N.A. The Company may change the Conversion Agent, but in no event will the Conversion Agent be an affiliate of the Company.

            "CONVERSION DATE" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Notes pursuant to Section 12.2.

            "CONVERSION OBLIGATION" has the meaning set forth in Section 12.12.

            "CONVERSION PERIOD" has the meaning set forth in Section 12.12.

            "CONVERSION PRICE" has the meaning set forth in Section 12.1(a).

            "CONVERSION RATE", at any time, shall equal $1,000 divided by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

            "CONVERSION RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any shares of any class of Capital Stock of the Company or evidences of its Indebtedness, cash or other assets, or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of shares of any class of Capital Stock of the Company or evidences of its Indebtedness, cash or other assets, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "CONVERSION RETRACTION PERIOD" has the meaning set forth in Section 12.12.

            "CONVERSION VALUE" has the meaning set forth in Section 12.12.

            "CORPORATE TRUST OFFICE" means, for purposes of presentation or surrender of Notes for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the office or agent of the Trustee located at Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

            "CORPORATION" means any corporation, association, limited liability company, company and business trust.

            "CURRENT MARKET PRICE" has the meaning set forth in Section 12.4(h).

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means an event which is, or after notice or lapse of time or both would constitute, an Event of Default.

            "DEFAULTED PAYMENT" has the meaning set forth in Section 4.1(b).

            "DEFAULTED INTEREST" has the meaning set forth in Section 2.16.

            "DELIVERY DATE" has the meaning specified in the Purchase Agreement.

            "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

            "DISTRIBUTED ASSETS" has the meaning set forth in Section 12.4(d).

            "DOLLAR" or "$" means a U.S. dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

            "EFFECTIVE DATE" has the meaning set forth in Section 12.1(b).

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EVENT OF DEFAULT" has the meaning set forth in Section 4.1.

            "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "EXPIRATION TIME" has the meaning set forth in Section 12.4(f).

            "FAIR MARKET VALUE" means, if there is a current market for the asset, debt or transaction in question, the amount that a willing buyer would pay a willing seller in an arm's length transaction or, in the absence of a current market for such asset, debt or transaction, the amount determined in good faith by the Board of Directors that represents its determination of the fair market value of the asset.

            "FUNDAMENTAL CHANGE" means the occurrence of any of the following events after the Closing Date:

            (a) the acquisition by any Person, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of beneficial ownership of shares of the Capital Stock of the Company entitling that Person to exercise 50% or more of the total Voting Stock of the Company, other than any acquisition by the Company, any of its subsidiaries or any of their employee benefit plans; or

            (b) the first day on which a majority of the members of the board of directors of the Company does not consist of Continuing Directors; or

            (c) the Company consolidates or merges with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another Person, other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; and (2) pursuant to which the holders of 50% or more of the total Voting Stock of the Company immediately prior to the transaction have the right to exercise, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving Person immediately after giving effect to such transaction; and (B) any merger primarily for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity; or

            (d) the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a U.S. national securities exchange nor approved for listing on The Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices or traded in over-the-counter securities markets, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

      Notwithstanding the foregoing, the Company shall not be required to purchase the Notes of the Holders upon a Fundamental Change pursuant to Section
11.1 (and a Fundamental Change shall be deemed not to have occurred) if:

            (I) the Market Price per share of Common Stock for any five Trading Days within:

                  (1) the period of 10 consecutive Trading Days ending
            immediately after the later of the Fundamental Change or the public announcement of the

            Fundamental Change, in the case of a Fundamental Change under clause
            (a) or (b) of the definition of "Fundamental Change" above, or

                  (2) the period of 10 consecutive Trading Days ending
            immediately before the Fundamental Change, in the case of a Fundamental Change under clause (c) or (d) of the definition of "Fundamental Change" above,

            equals or exceeds 110% of the Conversion Price of the Notes in effect on each of those five Trading Days (the "110% TRADING PRICE EXCEPTION"); or

            (II) more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a Fundamental Change under clause (a), (b) or (c) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or quoted on The Nasdaq National Market, and, as a result of the transaction or transactions, the Notes become convertible solely into such Common Stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

      For the purposes of this definition (x) whether a Person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act and (y) the term "Person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

            "FUNDAMENTAL CHANGE PURCHASE DATE" has the meaning set forth in
Section 11.1 hereof.

            "FUNDAMENTAL CHANGE PURCHASE NOTICE" has the meaning set forth in
Section 11.1 hereof.

            "FUNDAMENTAL CHANGE PURCHASE PRICE" has the meaning set forth in
Section 11.1 hereof.

            "GAAP" has the meaning set forth in Section 1.3.

            "GLOBAL NOTE" has the meaning set forth in Section 2.2(a).

            "GROUP" has the same meaning as that used for the purposes of
Section 13 under the Exchange Act.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

            "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

            (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

            (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

            "HOLDER", when used with respect to any Note, including any Global Note, means the Person in whose name the Note is registered in the Register.

            "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (i) in respect of borrowed money;

            (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (iii) in respect of banker's acceptances;

            (iv) representing Capital Lease Obligations;

            (v) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (vi) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes the Guarantee by the specified Person of any Indebtedness of any other Person.

            "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof.

            "INITIAL PLEDGED SECURITIES" means the U.S. Treasury securities identified in Schedule I to the Pledge Agreement.

            "INITIAL PURCHASER" means Lehman Brothers Inc., as initial purchaser under the Purchase Agreement.

            "INTEREST" means, with respect to any Note, the interest payable on such Note based upon the Interest Rate and, if applicable, any Defaulted Interest.

            "INTEREST PAYMENT DATE" means each May 18 and November 18, provided, however, that, if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

            "INTEREST RATE" has the meaning set forth in Section 2.1(c).

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge, or security interest or encumbrance).

            "MAJORITY OWNED" means having "beneficial ownership" (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total Voting Stock of an entity. "MAJORITY OWNER" has the correlative meaning.

            "MARKET PRICE" of a security on any date of determination means:

            (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on The Nasdaq National Market on such date;

            (ii) if such security is not listed for trading on The Nasdaq National Market on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is listed;

            (iii) if such security is not so reported, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

            (iv) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

            (v) if such security is not so quoted, the average of the last bid and ask prices for such security on such date from a dealer engaged in the trading of such securities selected by the Company for this purpose.

            "MATURITY" means the date on which the Principal with respect to any Outstanding Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a purchase right or otherwise.

            "NASDAQ NATIONAL MARKET" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

            "NON-ELECTING SHARE" has the meaning set forth in Section 12.5.

            "NON-STOCK FUNDAMENTAL CHANGE" has the meaning set forth in Section 12.1(b).

            "NOTE RESTRICTED SECURITIES LEGEND" has the meaning set forth in
Section 2.3.

            "NOTES" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

            "OFFICER" of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Company.

            "OFFICERS' CERTIFICATE" means, with respect to the Company, a certificate signed by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

            "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and in form and substance acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

            "OUTSTANDING", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except Notes:

            (i) previously canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) which have been paid in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Notes held for the account of the Company or of any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such consent or vote, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

            "PAYING AGENT" has the meaning set forth in Section 2.5.

            "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "PHYSICAL NOTES" means Notes issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3.

            "PLACE OF CONVERSION" means any city in which any Conversion Agent is located.

            "PLACE OF PAYMENT" means any city in which any Paying Agent is located.

            "PLEDGED ACCOUNT" has the meaning specified in the Pledge Agreement.

            "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of December 8, 2004, between the Company and the Trustee, and as such agreement may be amended, restated, supplemented or otherwise modified from time to time, including all annexes and schedules attached thereto.

            "PLEDGED SECURITIES" means the U.S. Treasury securities to be purchased by the Company and held in the Pledged Account in accordance with the Pledge Agreement.

            "PREDECESSOR NOTE" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

            "PRINCIPAL" means, with respect to any Outstanding Note, the principal amount of that Note, including the Repurchase Price, if applicable, payable with respect to that Note.

            "PUBLIC ACQUIRER COMMON STOCK" has the meaning set forth in the definition of Public Acquirer Fundamental Change.

            "PUBLIC ACQUIRER FUNDAMENTAL CHANGE" means any event constituting a Non-Stock Fundamental Change in which the acquirer has a class of common stock traded on any U.S. national securities exchange or quoted on The Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the "PUBLIC ACQUIRER COMMON STOCK"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquirer has a class of common stock satisfying the foregoing requirement, in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.

            "PURCHASE AGREEMENT" means the Purchase Agreement, dated December 2, 2004, between the Company and the Initial Purchaser relating to the offering and sale of the Notes.

            "PURCHASE RIGHTS" has the meaning set forth in Section 11.1.

            "PURCHASED SHARES" has the meaning set forth in Section 12.4(f).

            "QIB" means a "qualified institutional buyer" as defined under Rule 144A.

            "REFERENCE DEALER" means a dealer engaged in the trading of convertible securities selected by the Company or its successor for the purpose for which such dealers are quoted or otherwise to which they are referred herein.

            "REFERENCE PERIOD" has the meaning set forth in Section 12.4(d).

            "REGISTER" has the meaning set forth in Section 2.5.

            "REGISTRAR" has the meaning set forth in Section 2.5.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser.

            "REGULAR RECORD DATE" for the Interest payable on the Notes means the May 1 and the November 1 (whether or not a Business Day), as applicable, next preceding the corresponding Interest Payment Date.

            "RESET PRICE" means $2.31, subject to adjustment as provided in
Section 12.4(g).

            "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer of the Trustee, including any vice president, any assistant vice president, any treasurer, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "RESTRICTED SECURITIES" has the meaning set forth in Section 2.3(a).

            "RESTRICTED SECURITIES LEGEND" has the meaning set forth in Section 2.3(a).

            "RULE 144" means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

            "RULE 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section
12.12.

            "SHELF REGISTRATION STATEMENT" means the shelf registration statement filed with the Commission pursuant to the Securities Act pursuant to the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" has the meaning assigned to it under Rule 405 of the Securities Act.

            "STATED MATURITY" has the meaning set forth in Section 2.1(b).

            "STOCK PRICE" has the meaning set forth in Section 12.1(b).

            "SUBSIDIARY" means, with respect to any specified Person:

            (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

            "TRADING DAY" means:

            (i) if the applicable security is listed or admitted for trading on the Nasdaq National Market, a day on which The Nasdaq National Market is open for business;

            (ii) if that security is not listed on the Nasdaq National Market, a day on which trades may be made on The Nasdaq National Market;

            (iii) if that security is not so listed on The Nasdaq National Market and not quoted on The Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

            (iv) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "TRIGGER EVENT" has the meaning set forth in Section 12.4(d).

            "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "VICE PRESIDENT", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

            "VOTING STOCK" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

            SECTION 1.2. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Notes;

            "INDENTURE SECURITY HOLDER" means a Holder;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;
and

            "OBLIGOR" on the Notes means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

            SECTION 1.3. Rules of Construction.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States prevailing at the time of any relevant computation hereunder ("GAAP");

            (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (d) all references to section and article numbers in this Indenture shall refer to sections and articles hereof, unless otherwise specified.

                                    ARTICLE 2
                                    THE NOTES

            SECTION 2.1. Title and Terms.

            (a) The Notes shall be designated as the "3.75% CONVERTIBLE SENIOR NOTES DUE 2009" of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $40,000,000 (or $46,000,000 if the Initial Purchaser's option to purchase additional Notes as set forth in Section 2 of the Purchase Agreement is exercised in full), except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.7, 2.8, 2.17, 7.5, 11.1 or 12.2 hereof. The Notes shall be issuable in denominations of $1,000 or integral multiples thereof.

            (b) The Notes shall mature on November 18, 2009 (the "STATED MATURITY").

            (c) The Notes shall bear Interest from the date of their original issuance until the principal amount thereof is paid or made available for payment, or until such date on which the Notes are converted or purchased as provided herein at a rate of 3.75% per annum (including the Default Rate, if applicable, the "INTEREST RATE"). Interest shall be payable semi-annually, in arrears, on each Interest Payment Date.

            (d) Interest on the Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semi-annual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

            (e) Interest shall be due and payable on a Note as follows:

            (i) A registered Holder as of the close of business on a Regular Record Date shall be entitled to receive and shall receive (except as otherwise indicated in this Section 2.1(e)), accrued and unpaid Interest on such Note from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to the Interest Payment Date next succeeding such Regular Record Date.

            (ii) In the event that a Note becomes subject to purchase pursuant to Article 11, a Holder who exercises a Purchase Right with respect to such Note shall be entitled to receive and shall receive accrued and unpaid Interest on such Note from the preceding Interest Payment Date (or such earlier date to which Interest was last paid) to, but excluding the applicable Repurchase Date for such Note, which amount shall be included in the applicable Repurchase Price thereof pursuant to Article 11.

            (iii) In the event that a Note is converted pursuant to Article 12, the Holder who converts such Note after a Regular Record Date but prior to the corresponding Interest Payment Date shall not be entitled to receive accrued and unpaid Interest on such Note from the preceding Interest Payment Date until the Conversion Date, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited. As a result, a Holder which converts a Note after a Regular Record Date but prior to the next succeeding Interest Payment Date will receive accrued and unpaid Interest on such Note for such period on such Interest Payment Date but will be required to remit to the Company an amount equal to that Interest at the time such Holder surrenders the Note for conversion pursuant to Article 12.

            (f) In addition to the amounts set forth in Section 2.1(e), Holders shall be entitled to receive Additional Interest, if any, on such Note pursuant and subject to the Registration Rights Agreement, but in no event shall a Holder be required to repay any Additional Interest such Holder receives following the remittance of Interest as specified in Section 2.1(e)(iii). Additional Interest shall be paid on dates corresponding to the payment date of Interest on such Note pursuant to the Registration Rights Agreement.

            (g) Payment of any Principal or Interest (to the extent paid in cash) or Additional Interest, if any, on Global Notes shall be payable by the Company to the Depositary in immediately available funds.

            (h) Payment of any Principal on Physical Notes shall be made at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest and Additional Interest, if any, on Physical Notes will be payable by (i) a U.S. Dollar check drawn on a U.S. bank mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Regular Record Date by a Holder of an aggregate Principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

            (i) The Notes shall be purchased by the Company at the option of Holders as provided in and subject to Article 11.

            (j) The Notes shall be convertible at the option of the Holders as provided in and subject to Article 12.

            SECTION 2.2. Form of Notes.

            (a) Except as otherwise provided pursuant to this Section 2.2, the Notes are issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 above that amount with applicable legends as are provided for in Section 2.3 and in the form of one or more permanent global securities, except as provided herein (each a "GLOBAL NOTE" and, collectively, the "GLOBAL NOTES"), the form of which is contained in Exhibit A hereto. The Notes shall not be issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            (b) The Notes are being offered and sold by the Company pursuant to the Purchase Agreement. Notes offered and sold to QIBs in accordance with Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3. Each Global Note shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as custodian. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian, and of the Depositary or its nominee, as hereinafter provided.

            (c) Physical Notes acquired by QIBs in accordance with Rule 144A may be exchanged for interests in Global Notes pursuant to Sections 2.8(e) and 2.17(a) only. Physical Notes shall be duly executed by the Company and authenticated and delivered by the Trustee.

            SECTION 2.3. Legends.

            (a) Restricted Securities Legends.

            Each Note issued hereunder prior to the date two years after the last date of original issuance of any Notes shall, upon issuance, bear the legend set forth in Section 2.3(a)(i) (the "NOTE RESTRICTED SECURITIES LEGEND"). Until two years after the last date of original issuance date of any Note, any stock certificate representing Common Stock issued upon conversion of a Note that bears a Note Restricted Securities Legend shall bear the legend set forth in Section 2.3(a)(ii) (the "COMMON STOCK RESTRICTED SECURITIES LEGEND", and, together with the Note Restricted Securities Legend, each a "RESTRICTED SECURITIES LEGEND"), and such legend shall not be removed except as provided in
Section 2.3(a)(iii). Each Note that bears or is required to bear a Note Restricted Securities Legend set forth in Section 2.3(a)(i) (together with each share of Common Stock issued upon conversion of such Note that bears or is required to bear the Common Stock Restricted Securities Legend set forth in
Section 2.3(a)(ii), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legends set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by the restrictions on transfer set forth herein.

            As used in Section 2.3(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

            (i) Restricted Securities Legend for Notes.

            Except as provided in Section 2.3(a)(iii), until two years after the last date of original issuance of any Note, any certificate evidencing such Note (and all Notes issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in
Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

      THE NOTE EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(C) OR 3(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SUCH NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF

      THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 3(C) OR 3(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY.

            (ii) Restricted Securities Legend for Common Stock Issued Upon Conversion of the Notes.

            Until two years after the last date of original issuance of any Note, any stock certificate representing Common Stock issued upon conversion of a Note that bears a Note Restricted Securities Legend shall bear a Common Stock Restricted Securities Legend in substantially the following form:

      THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED:

            (1) IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

            (2) PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE, IT WILL FURNISH TO SUCH TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT OR THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

            (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SHARES OF COMMON STOCK EVIDENCED HEREBY ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) OR 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(C) OR 1(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            (iii) Removal of the Restricted Securities Legends.

            Each Note or share of Common Stock issued upon conversion of any Note (other than shares of Common Stock issued upon conversion of a Note that previously was sold (a) pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such sale or (b) in compliance with Rule 144 (if available)) shall bear the applicable Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as applicable, until the earlier of:

            (A) the date which is two years after the last date of original issuance of the Note; and

            (B) the date such Note has, or such shares of Common Stock issued upon conversion thereof have, been sold (I) pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale) or (II) in compliance with Rule 144 (if available).

The Holder must give notice thereof to the Trustee, as applicable.

            In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then the references in the restrictive legends set forth above to "TWO YEARS", and in the corresponding transfer restrictions described above, and in the Notes and the shares of Common Stock, will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel to that effect. As soon as reasonably practicable after the Company knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers' Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

            Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Notes or Common Stock will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Notes another Note or Notes having an equal aggregate principal amount that does not bear such legend. If the Restricted Securities Legend has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

            Any Note (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(i) as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.7 hereof, be exchanged for a new Note or Notes, have an equal aggregate principal amount which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).

            Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(ii) as set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).

            (b) Global Note Legend.

            Each Global Note shall also bear the following legend on the face thereof:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

            REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

            SECTION 2.4. Execution, Authentication, Delivery and Dating of the Notes.

            (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

            (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. No Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

            (c) Each Note shall be dated the date of its authentication. The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $40,000,000 (or $46,000,000 if the Initial Purchaser's option to purchase additional Notes as forth in Section 2 of the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company.

            SECTION 2.5. Registrar and Paying Agent.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes (the "REGISTER") and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Notes. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

            The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums of money or Common Stock held by it for the payment of any amounts due and payable in respect of the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

            (b) give the Trustee notice of any Default by the Company in the making of any such payment; and

            (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company shall give prompt written notice to the Trustee of the name and address of any Paying Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

            The Company hereby initially appoints the Trustee, as Registrar and Paying Agent for the Notes.

            SECTION 2.6. Paying Agent to Hold Assets in Trust.

            Prior to 11:00 a.m., New York City time, on each due date for any payments in respect of any Note, the Company shall deposit a sum of money in immediately available funds sufficient to make such payments when so becoming due or, in the case of the first four scheduled Interest payments on the Notes, if the Company so elects, direct the Trustee to release from the Pledge Account a sum sufficient to pay such Interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

            If the Company shall act as a Paying Agent, it shall, prior to or on each such due date, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay such amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture. Upon any bankruptcy or reorganization of the Company, the Trustee shall act as Paying Agent.

            SECTION 2.7. General Provisions Relating to Registration, Transfer and Exchange.

            The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry. Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Note that is transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 or Rule 144A may only be transferred for a Physical Note.

            When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.13 or 7.5).

            Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 2.8. Book-Entry Provisions for the Global Notes.

            (a) The Global Notes initially shall:

                  (i) be registered in the name of the Depositary;

                  (ii) be delivered to the Trustee as custodian for such
            Depositary, for credit to the accounts of the members of, and participants in, the Depositary (the "AGENT MEMBERS") holding the Notes evidenced thereby; and

                  (iii) bear the Restricted Securities Legend set forth in
            Section 2.3(a)(i) until such time as such Restricted Securities Legend may be removed in accordance with Section 2.3.

            (b) Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

            (d) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17 hereof.

            (e) If at any time:

                  (i) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary for the Global Notes is not appointed by the Company within 90 days of such notice or cessation;

                  (ii) the Company, at its option, notifies the Trustee in
            writing that it elects to cause the issuance of the Physical Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes; or

                  (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Notes in exchange for such Global Note or Global Notes,

      then the Depositary shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Physical Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominee thereof).

            (f) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records, and the custodian shall reflect on its books and records and the schedule to the Global Note, the date and a decrease in the aggregate principal amount of such Global Note in an amount equal to the aggregate principal amount of the beneficial interest in such Global Note to be transferred.

            SECTION 2.9. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as applicable.

            SECTION 2.10. Persons Deemed Owners.

            Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Repurchase Price in respect thereof and any Interest and Additional Interest thereon, for any purpose under this Indenture, whether or not such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 2.11. Mutilated, Destroyed, Lost or Stolen Notes.

            If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note with the same aggregate principal amount and bearing a number not contemporaneously outstanding.

            If there is delivered to the Company and the Trustee:

            (a) evidence to their satisfaction of the destruction, loss or theft of any Note, and

            (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the condition set forth in the preceding paragraph.

            Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Note issued pursuant to this Section 2.11 in lieu of any destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.12. Treasury Notes.

            In determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Notes of which the Trustee has received written notice and are so owned shall be so disregarded.

            SECTION 2.13. Temporary Notes.

            Pending the preparation of Notes in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Notes in definitive form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Notes in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal principal amount of Notes in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in definitive form authenticated and delivered hereunder.

            SECTION 2.14. Cancellation.

            All Notes surrendered for payment, purchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered shall be canceled promptly by the Trustee, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall dispose of canceled Notes in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless the same are delivered to the Trustee for cancellation.

            SECTION 2.15. CUSIP Numbers.

            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if CUSIP numbers are used, then the Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

            SECTION 2.16. Defaulted Interest.

            If the Company fails to make a payment of Principal of or Interest and Additional Interest, if any, on any Note when due and payable, it shall pay Interest on such amounts (to the extent lawful), which shall be calculated using the Interest Rate (such amounts, the "DEFAULTED INTEREST"). It may elect to pay such Defaulted Interest, plus any other overdue Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest the

Company proposes to pay on each such Note. The Company shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the payment date and amount to be paid.

            SECTION 2.17. Transfer Provisions.

            Unless a Note is (i) transferred in compliance with Rule 144 or after the time period referred to in Rule 144(k) under the Securities Act or
(ii) sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply to any sale, pledge or other transfer of Notes:

            (a) Transfer of Notes.

            The following provisions shall apply with respect to the registration of any proposed transfer of Notes to a QIB:

            (i) If the Notes to be transferred consist of a beneficial interest in the Global Notes, the transfer of such interest may be effected only through the book-entry systems maintained by the Depositary.

            (ii) If the Notes to be transferred consist of Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating or has otherwise advised the Company and the Registrar in writing that:

            (A) it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

            (B)   it and any such account is a QIB within the meaning of Rule
                  144A;

            (C) it is aware that the sale to it is being made in reliance on Rule 144A;

            (D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

            (E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

            In addition, to the extent that the transferee wishes to take delivery in the form of an interest in the Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the aggregate principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred. To the extent that the transferee wishes to take delivery in the form of a new Physical Note, the Registrar shall reflect on its books and records the date and issuance of a new Physical Note registered in the name of the transferee in an amount equal to the aggregate principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (b) Other Exchanges.

            In the event that Global Notes are exchanged for Notes in definitive registered form pursuant to Section 2.7 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with the provisions of clause (a) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

            (c) General.

            By its acceptance of any Note or shares of Common Stock issuable upon conversion of the Notes bearing the Restricted Securities Legend, each Holder of such Note or shares of Common Stock acknowledges the restrictions on transfer of such Note or shares of Common Stock set forth in this Indenture and agrees that it will transfer such Note and such Common Stock only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture and any Restricted Securities Legend on such Note. The Registrar shall be entitled to receive and conclusively rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.8 hereof or this Section 2.17 in accordance with its customary procedures for the retention of records relating to the transfer of securities. The Company shall have the right to inspect and make copies of all such certifications, letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.18. Additional Interest Under the Registration Rights Agreement.

            Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference and such Additional Interest is deemed to be interest for purposes of this Indenture.

                                    ARTICLE 3
                             DISCHARGE OF INDENTURE

            SECTION 3.1. Discharge of Liability on Notes.

            When (a) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.11) for cancellation, (b) all Outstanding Notes have become due and payable at their Stated Maturity or all Outstanding Notes converted and the Company deposits with the Trustee cash and, in the event of possible conversions pursuant to Article 12, Common Stock, sufficient to pay all amounts due and owing on, and to satisfy all other obligations of the Company with respect to, all Outstanding Notes on or before the Stated Maturity (other than Notes replaced pursuant to Section 2.11) or (c) when no Notes are Outstanding, and if in any such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 5.8, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

            SECTION 3.2. Repayment to the Company.

            The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 4
                              DEFAULTS AND REMEDIES

            SECTION 4.1. Events of Default.

            An "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the Company fails to convert Notes into shares of its Common Stock and/or cash consistent with the the settlement elections made by the Company pursuant to Section 12.12 or as otherwise may be required pursuant to
Section 12.1(b) and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note;

            (b) the Company defaults in the payment of the Principal amount of any Outstanding Note (a "DEFAULTED Payment") when the same becomes due and payable at its Stated Maturity, upon exercise of a Purchase Right or otherwise;

            (c) subject to Section 8.1(b), the Company defaults in the payment of Interest or Additional Interest, if any, on any Note when it becomes due and payable and such default continues for a period of 30 days;

            (d) the Company fails to provide notice of the occurrence of a Fundamental Change on a timely basis;

            (e) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

            (f) a default occurs under any Indebtedness for money borrowed by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $5 million, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes, which default (i) is caused by a failure to pay when due principal or interest on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged or (ii) results in the acceleration of such Indebtedness because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled;

            (g) any of the following occurs in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary:
(i) the entry by a court having jurisdiction in the premises of a decree or order for relief, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law; or
(ii) the entry by a court having jurisdiction in the premises of a decree or order adjudging such Person or Persons a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person or Persons under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or Persons or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs; or

            (h) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, takes any of the following actions:
(i) commences a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law; (ii) consents to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law in the context of a bankruptcy, insolvency or reorganization proceeding; (iii) consents to the filing of a petition described in clause (ii) above or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or Persons or of any substantial part of its or their property;
(iv) the making of an assignment for the benefit of creditors; (v) the admission in writing by such Person or Persons of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by such Person or Persons expressly in furtherance of any action described in clause (i) through
(v) above; or

            (i) the Pledge Agreement or the Control Agreement ceases to be in full force and effect, or enforceable, prior to the expiration thereof in accordance with its terms.

            A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% of the principal amount of the Notes at the time Outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Trustee shall, within 90 days of a Responsible Officer becoming aware of the occurrence of a Default, give to the Holders notice of all uncured Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default in the payment of the Principal of or Interest or Additional Interest, if any, on any of the Notes when due or in the payment of any Fundamental Change Purchase Price.

            SECTION 4.2. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default with respect to Outstanding Notes (other than an Event of Default specified in Section 4.1(g) or 4.1(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all Outstanding Notes, plus any accrued and unpaid Interest and Additional Interest to the date of payment. Upon a declaration of acceleration, such Principal amount, and accrued and unpaid Interest and Additional Interest to the date of payment shall be immediately due and payable.

            If an Event of Default specified in Section 4.1(g) and 4.1(h) occurs, the Principal and accrued and unpaid Interest and Additional Interest, if any, on the Outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

            The Holders of not less than a majority of the principal amount of the Outstanding Notes, may, through notice to the Trustee on behalf of the Holders of all of the Notes, rescind and annul an acceleration and its consequences (including waiver of any defaults) if:

            (a) all existing Events of Default, other than the nonpayment of a Defaulted Payment on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived, and

            (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.1(f) and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

            SECTION 4.3. Other Remedies.

            If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or Interest and Additional Interest, if any, due and payable on the Notes or to enforce the performance of any provision of the Notes.

            The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

            SECTION 4.4. Waiver of Past Defaults.

            The Holders, through the written consent of not less than a majority of the principal amount of the Outstanding Notes, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

            (a) set forth in Sections 4.1(b) and (c), provided, however, that subject to Section 4.7, the Holders of a majority of the principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration; or

            (b) in respect of a covenant or provision hereof which, under
      Section 7.2 hereof, cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture;

provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            SECTION 4.5. Control by Majority.

            The Holders of a majority of the principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

            (a) conflicts with any law or with this Indenture;

            (b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

            (c) may expose the Trustee to personal liability.

            The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 4.6. Limitation on Suit.

            No Holder shall have any right to pursue any remedy with respect to this Indenture or the Notes (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

            (a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

            (b) the Holders of at least 25% of the principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

            (d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

            (e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority of the principal amount of the Outstanding Notes;

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

            SECTION 4.7. Unconditional Rights of Holders to Receive Payment and to Convert.

            Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the Principal of and Interest and Additional Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates, to convert the Notes in accordance with Article 12 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the consent of such Holder.

            SECTION 4.8. Collection of Indebtedness and Suits for Enforcement by the Trustee.

            The Company covenants that if:

            (a) a Default or Event of Default is made in the payment of Interest and Additional Interest, if any, on any Note when such Interest and Additional Interest, if any, becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

            (b) a Default or Event of Default is made in the payment of the Principal on any Note when the same becomes due and payable at its Stated Maturity, upon declaration when due for purchase by the Company or otherwise, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the entire Principal then due and payable (as expressed therein or as a result of any acceleration effected pursuant to
Section 4.2 hereof) on such Notes for any such amounts and, to the extent legally enforceable, Interest or Additional Interest, if any, on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 4.9. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the Principal, Interest and Additional Interest, if any, shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the Principal or Interest and Additional Interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

            (b) to collect and receive any monies, Common Stock or other property payable or deliverable on any such claim and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

            Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 4.10. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 4.11. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 2.11, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 4.12. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as applicable.

            SECTION 4.13. Priorities.

            Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee:

            FIRST: to the payment of all amounts due to the Trustee under
      Section 5.8;

            SECOND: to Holders for amounts due and unpaid on the Notes for the Principal or Interest or Additional Interest, if any, as applicable, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes (including, without limitation, amounts due and property deliverable in relation to conversions of the Notes); and

            THIRD: any remaining amounts shall be repaid to the Company.

            The Trustee may fix a special record date and payment date for any payment to Holders pursuant to this Section 4.13. At least 15 days before such special record date, the Trustee shall mail to each Holder and the Company a notice that states the special record date, the payment date and the amount to be paid.

            SECTION 4.14. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of (i) payments pursuant to Section 4.7, (ii) Purchase Rights in accordance with Article 11 or (iii) conversion rights in accordance with Article
12. This Section 4.14 shall be in lieu of Section 315(e) of the TIA and such
Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            SECTION 4.15. Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 5
                                   THE TRUSTEE

            SECTION 5.1. Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default,

            (i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

            (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority of the principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 5.1.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.2 hereof, and such notice references the Notes and this Indenture.

            (h) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

            (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            SECTION 5.2. Certain Rights of Trustee.

            Subject to the provisions of Section 5.1 hereof and subject to
Section 315(a) through (d) of the TIA:

            (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

            (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith that it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

            (e) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law or legal interpretation shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

            SECTION 5.3. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 5.11 and 5.12 hereof.

            SECTION 5.4. Money Held in Trust.

            Money held by the Trustee in trust hereunder shall not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

            SECTION 5.5. Trustee's Disclaimer.

            The recitals contained herein and in the Notes (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes, the Pledge Agreement, the Control Agreement or the Pledged Securities. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

            SECTION 5.6. Notice of Defaults.

            Within 90 days after a Responsible Officer of the Trustee has received written notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall give notice to Holders, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default described in Sections 4.1(b) or (c), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. This Section 5.6 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

            SECTION 5.7. Reports by Trustee to Holders.

            Within 60 days after each May 31(), beginning with the May 31() following the date of this Indenture, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA and in the manner provided by the TIA.

            A copy of each report at the time of its mailing to Holders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Notes and the Common Stock are listed. The Company shall promptly notify the Trustee when the Notes or the Common Stock become listed on any stock exchange.

            SECTION 5.8. Compensation and Indemnification.

            The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as agreed to in writing by the Trustee and the Company (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the reasonable costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Company under this Section
5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional Indebtedness shall be a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except the Pledged Securities and such money or property held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. "TRUSTEE" for purposes of this Section 5.8 shall include any predecessor Trustee, in its capacity as Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

            SECTION 5.9. Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.9.

            The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority of the principal amount of Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

            (a) the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

            (b) the Trustee becomes incapable of acting;

            (c) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

            (d) a Custodian or public officer takes charge of the Trustee or its property.

            If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.

            Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11.

            If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as applicable, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall issue a notice of the successor Trustee's succession to the Holders. Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in
Section 5.8 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 5.9 hereof, the Company's obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

            SECTION 5.10. Successor Trustee by Merger, Etc.

            Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Notes.

            SECTION 5.11. Corporate Trustee Required; Eligibility.

            The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $50 million as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee is subject to
Section 310(b) of the TIA.

            SECTION 5.12. Collection of Claims Against the Company.

            The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                    ARTICLE 6
                  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER,
                        SALE, LEASE OR OTHER DISPOSITION

            SECTION 6.1. Company May Consolidate, Etc., Only on Certain Terms.

            The Company shall not consolidate with or merge into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole, to any Person, unless:

            (a) the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

            (b) such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all and any amounts when due on all the Notes and the performance of every covenant of this Indenture and the Notes and, to the extent any obligations of the Company thereunder remain outstanding, the Registration Rights Agreement, the Pledge Agreement and the Control Agreement, on the part of the Company to be performed or observed and shall have provided for conversion rights provided in Article 12; and

            (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

            This Section 6.1 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

            SECTION 6.2. Successor Corporation Substituted.

            Upon any consolidation or merger by the Company with or into any other Person or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to any Person, in accordance with Section 6.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any such conveyance, transfer, sale or disposition to the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section
6.1 hereof), except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

                                    ARTICLE 7
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 7.1. Without Consent of Holders of Notes.

            Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

            (a) add to the covenants of the Company for the benefit of the Holders;

            (b) surrender any right or power herein conferred upon the Company;

            (c) provide for conversion rights of Holders if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs or a Public Acquirer Fundamental Change occurs;

            (d) provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation or conveyance, sale, transfer or lease pursuant to Article 6 hereof;

            (e) reduce the Conversion Price or increasing the Conversion Rate; provided, however, that such reduction in the Conversion Price or increase in the Conversion Rate shall not adversely affect the interest of the Holders (after taking into account tax and other consequences of such reduction or increase);

            (f) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

            (g) make any changes or modifications to this Indenture or the Notes necessary in connection with the registration of any Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such change or modification pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders in any material respect;

            (h) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders in any material respect;

            (i) add guarantees with respect to the Notes; or

            (j) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect.

            SECTION 7.2. With Consent of Holders of Notes.

            Except as provided below in this Section 7.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, with the written consent of the Holders of at least a majority of the principal amount of the Outstanding Notes.

            Without the written consent or the affirmative vote of each Holder of Notes affected thereby, an amendment or waiver under this Section 7.2 may not:

            (a) change the Stated Maturity of the Principal of or the date any installment of Interest or Additional Interest, if any, is due on any Note;

            (b) reduce the Principal, Repurchase Price or Interest or Additional Interest, if any, on any Note;

            (c) change the place of payment or the currency of any amount owed or owing under the Note from U.S. Dollars;

            (d) alter the manner of calculation or rate of accrual of Interest or Additional Interest, if any, on any Note or extend the payment of any such amount;

            (e) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

            (f) except as otherwise permitted or contemplated by the Indenture, adversely affect the right of the Holders to convert any Note as provided in Article 12;

            (g) modify the provisions of Article 11 in a manner adverse to the Holders or to provide for redemption of the Notes;

            (h) modify the provisions of the Indenture, the Pledge Agreement or the Control Agreement relating to the pledge of securities as contemplated under Article 8 in a manner adverse to the interests of the Holders of Notes in any material respect;

            (i) reduce the percentage of the principal amount of the Outstanding Notes the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture; or

            (j) modify any of the provisions of this Section, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

            It shall not be necessary for any Act of Holders under this Section
7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 7.3. Compliance with Trust Indenture Act.

            Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

            SECTION 7.4. Revocation of Consents and Effect of Consents or Votes.

            Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

            An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as applicable, the Holders of the requisite percentage of the principal amount of the Outstanding Notes, and thereafter shall bind every Holder; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses
(a) through (j) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder which has consented to it or voted for it, as applicable, and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the Note of the consenting or affirmatively voting Holder, as applicable.

            SECTION 7.5. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note:

            (a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

            (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            SECTION 7.6. Trustee to Sign Amendment, Etc.

            The Trustee shall sign any amendment authorized pursuant to this
Article 7 if the Trustee reasonably determines the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the Trustee reasonably determines the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign any amendment hereunder, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture and that all conditions precedent relating thereto have been complied with.

            SECTION 7.7. Effect of Amendment.

            Upon the execution of any supplemental amendment under this Article, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes; and, except as otherwise provided herein, every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE 8
                                    SECURITY

            SECTION 8.1. Security.

            (a) At the Closing Time, the Company shall purchase and pledge to the Trustee as security for the exclusive benefit of the Holders (and not for the benefit of other creditors of the Company), the Initial Pledged Securities in such amount as will be sufficient, upon receipt of scheduled interest and principal payments of such Initial Pledged Securities, as computed by the Company, to provide for payment in full of the first four scheduled interest payments (up to and including the interest payment due on November 18, 2006), but excluding Additional Interest, if any, on the Notes when due.

            (b) The Initial Pledged Securities shall be held by the Trustee in the Pledged Account. The Company will advise the Trustee three Business Days prior to each of the first four scheduled Interest payment Dates whether the Company will separately fund the Interest payment or will instruct the Trustee to release from the Pledged Account proceeds sufficient to pay the Interest then due on the Notes if the Company has not made other provision for the payment of such Interest. Immediately prior to each of the first four scheduled Interest Payment Dates, the Trustee shall release from the Pledged Account proceeds sufficient to pay the interest then due on the Notes if the Company has not made other provision for payment of such interest (including in circumstances where the Company has indicated that it intends to fund separately the Interest payment but no such funds are timely received by the Trustee) or if the Company has requested that the Trustee do so. A failure to pay interest on the Notes when due for any of the first four scheduled Interest Payment Dates shall constitute an Event of Default pursuant to clause (c) of
      Section 4.1, with no grace period (unless due solely to the fault of the Trustee, in which case the Company will have a three Business Day grace period); provided that, so long as the amount released pursuant to the preceding sentence is sufficient to pay such interest, the release of funds as provided shall not be deemed a failure to pay interest.

            (c) The Initial Pledged Securities and the Pledged Account shall also secure the repayment of the principal amount and Additional Interest, if any, on the Notes but only to the extent expressly provided in the Pledge Agreement.

            (d) On each relevant Delivery Date (if such Delivery Date is different from the Closing Time), the Company shall (1) enter into a supplement to the Pledge Agreement and comply with the terms and provisions thereof and (2) purchase the Additional Pledged Security Entitlements to be pledged to the Trustee for the exclusive benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Additional Pledged Security Entitlements, as computed by the Company, to provide for payment in full of the first four scheduled interest payments due on the Notes issued in connection therewith. The Additional Pledged Security Entitlements shall be pledged by the Company to the Trustee for the exclusive benefit of the Holders and shall be held by the Trustee in the Pledged Account pending disposition pursuant to the Pledge Agreement.

            (e) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Pledge Agreement, valid and enforceable first priority perfected liens in and on all the Pledged Securities, in favor of the Trustee for the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

            (f) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, in which case such Person shall be an independent appraiser or other expert selected by the Company.

            (g) The Company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 9.1 and 9.2, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

            (h) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (1) enforce any of the terms of the Pledge Agreement and (2) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have the authority necessary to institute and maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

            (i) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee shall have no duty as to any Pledged Securities in its possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Trustee, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

            (j) The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon the Pledged Securities or otherwise as to the maintenance of the Pledged Securities. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Pledge Agreement by the Company.

                                    ARTICLE 9
                                    COVENANTS

            SECTION 9.1. Payment of Principal, Repurchase Price and Interest.

            The Company will duly and punctually pay the Principal of and the Interest and Additional Interest, if any, on, and any other payments due with respect to, the Notes when and if at any time any such foregoing amounts are due and payable in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated Maturity, the date of any installment of Interest or Additional Interest, if any, or any other date such payment is otherwise due, the amount necessary to pay the amounts due. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to such effect stating (i) the amount of Additional Interest so payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

            SECTION 9.2. Maintenance of Offices or Agencies.

            The Company hereby appoints the Trustee's Corporate Trust Office as its office or agency in the Borough of Manhattan, The City of New York, where Notes may be:

            (a) presented or surrendered for payment;

            (b) surrendered for registration of transfer or exchange;

            (c) surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

            The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

            If at any time the Company shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

            SECTION 9.3. Corporate Existence.

            Subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 9.4. Reports.

            (a) The Company shall deliver to the Trustee within 15 days after it files them with the Commission copies of Forms 10-K and 10-Q which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee and shall provide the Holders with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

            (b) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Note designated by such Holder, as applicable, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Note; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such security was last acquired from the Company or an "affiliate" (as defined under Rule 144 under the Securities Act) of the Company.

            SECTION 9.5. Compliance Certificate.

            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate signed by two Officers of the Company stating that, in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers' Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default and the nature and status thereof.

            When any Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer's Certificate specifying the nature of such Registration Default. In addition, the Company shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the first Interest Payment Date following the cure of a Registration Default (to the extent that Additional Interest is then due and payable on such Interest Payment Date), an Officers' Certificate specifying the Additional Interest which has accrued and which is then owing under the Registration Rights Agreement.

            SECTION 9.6. Resale of Certain Notes.

            During the period of two years after the last date of original issuance of any Notes, the Company shall not, and shall not register for transfer any sales by any of its "affiliates" (as defined under Rule 144 under the Securities Act) of any Notes, or shares of

Common Stock issuable upon conversion of the Notes, which constitute "restricted securities" under Rule 144, except pursuant to an effective registration statement under the Securities Act; provided, however, that the Company may register for transfer sales of Notes, or shares of Common Stock issuable upon conversion of the Notes, which constitute "restricted securities" under Rule 144, if the transferee thereof acknowledges that such Notes are Transfer Restricted Securities (as defined in the Registration Rights Agreement). The Trustee shall have no responsibility or liability in respect of the Company's performance of its agreement in the preceding sentence.

                                   ARTICLE 10
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 11
          PURCHASE AT THE OPTION OF A HOLDER UPON A FUNDAMENTAL CHANGE

            SECTION 11.1. Purchase Right.

            (a) If a Fundamental Change occurs at any time prior to the Stated Maturity (subject to certain exceptions set forth below), the Notes not previously purchased by the Company shall be purchased by the Company for cash, at the option of the Holder thereof upon exercise of its rights under this Article 11 ("PURCHASE RIGHTS"), at a repurchase price equal to 100% of the Principal amount of the Notes being repurchased, plus accrued and unpaid Interest to, but not including, the Repurchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"), as of the date that is between 30 and 60 days after the date of a notice of Fundamental Change delivered by the Company pursuant to Section 11.1(b) (the "FUNDAMENTAL CHANGE PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.1(c).

            (b) No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of notice Fundamental Change Purchase Notice to be completed by the Holder and shall state:

                  (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                  (ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 11.1 must be delivered to the Paying Agent in order for a Holder to exercise the Purchase Rights;

                  (iii) the Fundamental Change Purchase Date;

                  (iv) the Fundamental Change Purchase Price;

                  (v) the name and address of the Paying Agent and the
            Conversion Agent;

                  (vi) the Conversion Price and any adjustments thereto and
            whether Notes surrendered for conversion within 30 days of the notice of Fundamental Change will be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock;

                  (vii) the date by which Holders must convert their Notes in order to receive any Additional Common Stock or additional cash payment pursuant to Section 12.1(b).

                  (viii) that the Notes as to which a Fundamental Change
            Purchase Notice has been given may be converted only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (ix) that the Notes must be surrendered to the Paying Agent to collect payment;

                  (x) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in clause (viii) above;

                  (xi) briefly, the procedures the Holder must follow to
            exercise rights under this Section 11.1;

                  (xii) briefly, the conversion rights of the Notes;

                  (xiii) the procedures for withdrawing a Fundamental Change
            Purchase Notice;

                  (xiv) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, and Additional Interest, if any, on Notes surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

                  (xv) the CUSIP number(s) of the Notes.

            Without otherwise limiting the Company's obligations pursuant to this Section 11.1 in any way, the Company shall also issue a press release through Dow Jones & Company, Inc. containing the relevant information and otherwise make this information available on the Company's web site or through another public medium as the Company may use at that time.

            (c) A Holder may exercise its rights specified in Section 11.1(a) upon delivery of a written notice of purchase (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to the Paying Agent at any time on or prior to the close of business on the second Business Day preceding the Fundamental Change Purchase Date (unless the Company shall specify a later date), specifying:

                  (i) the certificate number of the Note, if certificated, which the Holder will deliver to be purchased or, if not certificated, the notice must comply with the appropriate depositary procedures;

                  (ii) the portion of the principal amount of the Note to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

                  (iii) that such Note shall be purchased pursuant to the terms and conditions specified in this Indenture and the Notes.

            The delivery of such Note with the Fundamental Change Purchase Notice (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 11.1 and Section 11.2 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 11.1 and Section 11.2, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 11.1 and Section 11.2 shall be consummated by the delivery to the Conversion Agent and/or the Paying Agent of the consideration to be received by the Holder.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 11.1(c) shall have the right to withdraw such Fundamental Change Purchase Notice, in whole or in part, at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.2.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

            All Notes purchased by the Company pursuant to this Section 11.1 shall be canceled by the Trustee.

            Upon completion of any repurchase pursuant to this Article 11, the aggregate principal amount of the Global Notes shall be decreased by adjustments made on the records of the Trustee, as custodian, and of the Depositary or its nominee, to reflect the reduction in the outstanding Principal following such repurchase.

            SECTION 11.2. Effect of Fundamental Change Purchase Notice; Withdrawal.

            Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 11.1, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date (provided the conditions in Section 11.1(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 11.1(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 12 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

            A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice, at any time prior to the close of business on the Fundamental Change Purchase Date, specifying:

                  (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,

                  (ii) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or, if not certificated, the notice must comply with the appropriate depositary procedures, and

                  (iii) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice, and which has been or will be delivered for purchase by the Company.

            SECTION 11.3. Deposit of Fundamental Change Purchase Price.

            Prior to 10:00 a.m., New York City time, on the Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.Section
11.4. Notes Purchased in Part.

            Any Certificated Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

            SECTION 11.5. Covenant to Comply With Securities Laws Upon Purchase of Notes.

            When complying with the provisions of Section 11.1 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act,
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 11.1 to be exercised in the time and in the manner specified in Section 11.1.

            SECTION 11.6. Repayment to the Company.

            The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 22 of the Notes, together with interest or dividends, if any, thereon (subject to the provisions of Section 5.4), held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.3 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, on the Business Day following the Fundamental Change Purchase Date, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 5.4).

                                   ARTICLE 12
                               CONVERSION OF NOTES

            SECTION 12.1. Conversion Right; Expiration of Conversion Right; Conversion Price.

            (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder at any time and from time to time prior to the close of business on the Business Day preceding the Stated Maturity, any Note or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock (or, at our election pursuant to Section 12.12, cash or a combination of cash and shares of Common Stock), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "CONVERSION PRICE") shall be initially equal to $2.81 per share of Common Stock, subject to adjustment, in certain instances, as provided in this Section 12.1 and in Section 12.4.

            (b) (i) Subject to Section 12.1(b)(ii), Section 12.5, Section 12.15, if a Holder elects to convert a Note within 30 days after notice is given with respect to a Fundamental Change of the type specified in connection clauses (a) or (c) of the definition of Fundamental Change (or in connection with a transaction that would have been a Fundamental Change under such clause (a) or (c) of the definition of Fundamental Change but for the existence of the 110% Trading Price Exception (as defined therein)), pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market (a "NON-STOCK FUNDAMENTAL CHANGE"), the Company will increase the number of shares of Common Stock issuable upon conversion of the Note by a number of additional shares of Common Stock (the "ADDITIONAL COMMON STOCK") as set forth below. The number of shares of Additional Common Stock will be determined by reference to the table below, based on the date on which the Non-Stock Fundamental Change becomes effective (the "EFFECTIVE DATE") and the price (the "STOCK PRICE") paid per share for the Common Stock in the Non-Stock Fundamental Change. If Holders of Common Stock receive only cash in the Non-Stock Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Market Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Fundamental Change. In determining whether a Fundamental Change constitutes a Non-Stock Fundamental Change, the value of the consideration for the Common Stock consisting of securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market shall be the Fair Market Value thereof as determined by the Board of Directors acting in good faith and the value of the consideration for the Common Stock consisting of securities (or other property) that are traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market shall be the average of the Market Prices for such securities or other property over the five Trading Days immediately preceding the Fundamental Change.

            The Stock Prices and number of shares of Additional Common Stock set forth in the table below will be adjusted as of any date on which the Conversion Price is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:

                  (i) the Stock Prices applicable immediately prior to such
            adjustment, by

                  (ii) a fraction, of which

                        (A) the numerator shall be the Conversion Price as so adjusted, and

                        (B) the denominator shall be the Conversion Price immediately prior to the adjustment giving rise to the Stock Price adjustment.

On such date, the number of shares of Additional Common Stock shall be adjusted by multiplying:

                  (i) the Additional Common Stock applicable immediately prior to such adjustment, by

                  (ii) a fraction, of which

                        (A) the numerator shall be the Conversion Price immediately prior to the adjustment giving rise to the Stock Price adjustment, and

                        (B) the denominator shall be the Conversion Price as so adjusted.

            The following table sets forth the Stock Price and number of shares of Additional Common Stock issuable per $1,000 aggregate principal amount of
Notes:

                                   STOCK PRICE

EFFECTIVE DATE      $ 2.30   $ 2.50   $ 3.00   $ 3.50   $ 4.00   $ 4.50   $ 5.00   $ 6.00   $ 8.00  $10.00

December 8, 2004     78.90    63.00    43.48    33.96    27.91    23.60    20.23    15.31     9.30    5.93
November 18, 2005    72.09    56.47    37.63    28.84    23.51    19.80    16.95    12.85     7.86    4.97
November 18, 2006    65.13    49.33    30.55    22.46    17.98    15.00    12.81     9.71     5.95    3.71
November 18, 2007    61.19    44.32    24.39    16.70    13.01    10.80     9.24     7.06     4.41    2.82
November 18, 2008    59.75    39.71    16.33     9.34     6.97     5.81     5.01     3.88     2.47    1.62
November 18, 2009     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    0.00

            If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

            (I) between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;

            (II) in excess of $10.00 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion; or

            (III) less than $2.30 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion.

            Notwithstanding anything to the contrary contained in this Section 12.1(b), no Additional Common Stock shall be issued in connection with any Fundamental Change occurring after an adjustment to the Conversion Price has been made pursuant to Section 12.4(g) and in lieu of the Additional Common Stock the Company shall make an additional cash payment upon any conversion of Notes within 30 days after notice is given with respect to a Non-Stock Fundamental Change which cash payment shall equal to the product of the Additional Common Stock otherwise issuable multiplied by the average of Applicable Stock Prices for the 20 Trading Days following the Conversion Date. In the event that a Non-Stock Fundamental Change occurs and the Conversion Price has not been previously adjusted pursuant to Section 12.4(g), the Company may, at its election, issue the Additional Common Stock upon the conversion of Notes within 30 days after notice is given with respect to a Non-Stock Fundamental Change or make an additional cash payment in lieu thereof on the basis described in the preceding sentence, or a combination thereof, with the cash payment being determined on the basis described in the preceding sentence with respect to any Additional Common Stock that is not delivered; provided, however, that if the number of shares of Additional Common Stock issuable in relation to a Non-Stock Fundamental Change would result in the Company issuing shares of Additional Common Stock in an amount resulting in the total number of shares of Common Stock issuable upon conversion of the Notes exceeding 19.9% of the Common Stock outstanding at the time of the initial issuance of the Notes, then the Company shall be deemed to have elected to pay cash in respect of those shares of Additional Common Stock as a result of which we would otherwise exceed the 19.9% threshold, which cash payment shall be made on the same basis as the other cash payments pursuant to this paragraph.

            SECTION 12.2. Exercise of Conversion Right.

            (a) To exercise the conversion right with respect to a Physical Note, a Holder must (1) complete a conversion notice, the form of which is provided in Exhibit C, to the Depositary stating that the Holder elects to convert such Physical Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, (2) deliver duly signed completed conversion notice and the Physical Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, (3) pay all Interest and Additional Interest, if any, to which the Holder is not entitled, if any, pursuant to Section 2.1(e) and (4) pay any transfer taxes or other applicable taxes or duties, if required.

            (b) To convert interests in a Global Note issued pursuant to Rule 144A, a Holder must deliver to the Depositary the appropriate instruction form for conversion pursuant to the Depositary's conversion program.

            (c) To the extent provided in Section 2.1(e), Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by such Holder in immediately available funds to the Company of an amount equal to the Interest to be received on such Interest Payment Date on principal amount of Notes being surrendered for conversion.

            (d) Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion and completion of the other conversion requirements in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable (or, at our election pursuant to Section 12.12, cash or a combination of cash and shares of Common Stock), upon conversion shall be treated for all purposes as the record holder or holders of any such shares of Common Stock at such time.

            (e) In the case of any Note which is converted in part only, or a Holder converts less than the principal amount it owns at such time, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in principal amount equal to the unconverted portion of the principal amount of such Note.

            (f) Subject to Section 12.12, as promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of such Notes, together with payment in lieu of any fraction of a share as provided in Section 12.3 hereof. The Company hereby initially appoints the Trustee as the Conversion Agent.

            (g) A Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Section 11.2.

            (h) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 12.

            (i) If shares of Common Stock to be issued upon conversion of a Note which is a Restricted Security, or shares of Common Stock to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in Exhibit D annexed hereto, dated the date of surrender of such Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Note. None of the Trustee, any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder of shares of Common Stock or Notes issued upon conversion of any such Note not so accompanied by a properly completed certificate.

            SECTION 12.3. Fractions of Shares.

            No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issued upon conversion thereof shall be computed on the basis of the principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Market Price of the shares of Common Stock as of the Trading Day preceding the Conversion Date.

            SECTION 12.4. Adjustment of Conversion Price.

            The Conversion Price shall be subject to adjustment, calculated in good faith by the Company, from time to time as follows:

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for such determination; and

            (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

            Such reduction shall become effective immediately after the opening of business on the day following the Conversion Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the outstanding shares of Common Stock shall be subdivided or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or reclassification becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased.

            Such reduction or increase, as applicable, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination or reclassification becomes effective.

            (c) In case the Company shall issue rights or warrants (other than any rights or warrants issued pursuant to a rights plan) referred to in Section 12.4(d)) to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase

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shares of Common Stock (or securities convertible into shares of Common Stock)
at a price per share (or having a conversion price per share) less than the Current Market Price on the Conversion Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Conversion Record Date by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Conversion Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

            Such adjustment shall become effective immediately after the opening of business on the day following the Conversion Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

            (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its Indebtedness, cash or other assets, including securities, but excluding:

            (i) any rights or warrants referred to in Section 12.4(c);

            (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.5 applies;

            (iii) dividends and distributions paid exclusively in cash; and

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

            (iv) distributions of Common Stock referred to in Section 12.4(a) (such Capital Stock, evidence of its Indebtedness, cash, other assets or securities being distributed hereinafter in this Section 12.4(d) called the "DISTRIBUTED ASSETS"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

            (i) the numerator of which shall be the Current Market Price on such date, less the Fair Market Value (as determined by the Board of Directors, whose good faith determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and

            (ii) the denominator of which shall be such Current Market Price on such Conversion Record Date.

Such reduction shall become effective immediately prior to the opening of business on the day following the Conversion Record Date. However, in the event that the then Fair Market Value (as so determined) of the portion of the distributed assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of distributed assets such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Conversion Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

            If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events specified in such rights or warrants or related instruments or agreements governing the same (a "TRIGGER EVENT"):

            (A) are deemed to be transferred with such shares of Common Stock;

            (B) are not exercisable; and

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            (C) are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, shares of Capital Stock, evidences of Indebtedness or other assets or entitle the Holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and the Conversion Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the Holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):

            (i) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as applicable, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

            (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

            For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

            (1) a dividend or distribution of the evidences of Indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

            (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

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            (A)   the Conversion Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Conversion Record Date fixed for such determinations" and "Conversion Record Date" within the meaning of Section 12.4(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.4(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Conversion Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Conversion Record Date" within the meaning of Section 12.4(c); and

            (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

            In the event of any distribution referred to in Section 12.4(c) or 12.4(d), the Company will be required to give notice to the Holders at least 20 days prior to the Ex-Dividend Time for the distribution. No adjustment to the Conversion Price or the ability of a Holder to convert will be made if the Holder will otherwise participate in such distribution without conversion.

            (e) In case the Company shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock consisting exclusively of cash, other than any dividend or distribution made in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the Notes upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of cash, converted its Notes into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Conversion Record Date by a fraction of which the numerator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator of which shall be the Current Market Price of the Common Stock on such Conversion Record Date; such adjustment to be effective immediately prior to the opening of business on the Business Day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Conversion

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

Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

            (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock Outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

                  (ii) the denominator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES"); and (y) the product of the number of shares of Common Stock Outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

            Such reduction (if any) shall become effective immediately after the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

            For purposes of any computation under this Section 12.4(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a),
(b), (c), (d), (e) or (f) occurs on the Trading Day next succeeding the Expiration Time for the tender or exchange offer requiring such computation, the Current Market Price for such Trading Day shall be adjusted by multiplying such Current Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be multiplied as a result of such other event. If the application of this Section 12.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

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

            (g) (i) In addition, if, during the period beginning on the Closing Date and ending on December 7, 2005, the Market Price of the Common Stock is less than the Barrier Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period, the Conversion Price shall immediately be reduced to a price equal to the Reset Price, with the Conversion Price remaining subject to further adjustment pursuant to
      Section 12.4(a)-(f) and Section 12.1(b); provided that there shall be no more than one reduction of the Conversion Price pursuant to this Section 12.4(g) during the term of the Notes and provided, further, that no adjustment shall be made pursuant to this Section 12.4(g) if a Fundamental Change has previously occurred requiring the issuance of Additional Common Stock or an additional cash payment in lieu thereof pursuant to Section 12.1(b) to Holders converting Notes within 30 days after notice of the relevant Fundamental Change is given.

            (ii) In the event that an adjustment to the Conversion Price is otherwise required pursuant to Section 12.4(a)-(f), the Barrier Price and the Reset Price shall each be adjusted at the same time as the Conversion Price by multiplying each of the then prevailing Barrier Price and Reset Price by a fraction, the numerator of which is the adjusted Conversion Price and the denominator of which is the Conversion Price immediately prior to such adjustment.

            (h) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

            "CURRENT MARKET PRICE" shall mean the average of the daily Market Prices per share of Common Stock (or such other security as specified herein) for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that if:

            (A)      the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

            (B)      the "ex" date for any event (other than the issuance or
                  distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

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

            (C)      the "ex" date for the issuance or distribution requiring
                  such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or
                  (B) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

            For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (1) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution;

                  (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (3) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

            Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to

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

purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or otherwise.

            (i) No adjustment need be made for (i) a transaction referred to in Sections 12.4 or 12.5 if Holders participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction; (ii) the issuance and distribution of rights to purchase shares of Common Stock pursuant to (A) a Company plan for reinvestment of dividends or interest, (B) a change in the par value or no par value of the shares of Common Stock or (C) to the extent the Notes become convertible pursuant to this Article 12 in whole or in part into cash, with respect to such cash after such cash is distributed to the Holders in satisfaction of such conversion right.

            (j) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Holders, which determination shall be conclusive and set forth in a Board Resolution; provided, however, the Board of Directors may not exercise such right to reduce the Conversion Price in such a manner that will violate NASD Rule 4350(i) or any similar or successor rule as then in effect. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and the Conversion Agent a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

            (k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of this Section 12.4(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, annually on the anniversary of the first date of original issuance of Notes or if a Fundamental Change occurs. All calculations under this Article 12 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.

            (l) No adjustment in Conversion Price shall be required if the Fair Market Value of any assets, debt securities or rights, warrants or options to purchase the securities of the Company, including but not limited to Common Stock, in each case applicable to each share of Common Stock are distributed to the Company's stockholders and such Fair Market Value either equals or exceeds the Current Market Price or such Current Market Price exceeds the such Fair Market Price Value by an amount not exceeding $1.00; provided, however, that in lieu of the adjustment foregone which by reason of this Section 12.4(l), adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Note immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

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

            (m) In any case in which this Section 12.4 shall require that any adjustment be made effective as of or retroactively immediately following a Conversion Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 12.6) issuing to the Holder of any Notes converted after such Conversion Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (n) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (o) If the distribution date for the rights provided in the Company's rights agreement occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to Section 12.4(d) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

            (p) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of a Subsidiary, then the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price less the Fair Market Value of the shares of Capital Stock of such Subsidiary (as determined by the Board of Directors, whose good faith determination shall be conclusive and set forth in a Board Resolution) distributed per share of Common Stock, measured from the date of such distribution; and

                  (ii) the denominator of which shall be the Current Market
            Price of the Company's Common Stock, measured from the date of such distribution.

            SECTION 12.5. Consolidation or Merger of the Company.

            If any of the following events occurs, namely:

            (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common

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

      Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

            (b) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock; or

            (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 12.5, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Purchase Rights set forth in Article 11 hereof. The Company covenants that it will not become a party to any such transaction unless its terms are consistent with the foregoing and that the Company will not become a party to any transaction unless any securities issuable to Holders upon conversion of Notes are freely transferable or will be freely transferable following completion of registration by the issuer thereof, which registration is required in connection with the transaction and subject to penalties consistent with the Registration Rights Agreement.

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            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 12.5 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

            If this Section 12.5 applies to any event or occurrence, Section
12.4 shall not apply. Notwithstanding this Section 12.5, if a Public Acquirer Fundamental Change occurs and the Company elects to adjust the Conversion Price and its conversion obligation pursuant to Section 12.15, the provisions of
Section 12.15 shall apply to the conversion instead of this Section 12.5.

            Any Additional Common Stock which a Holder is entitled to receive upon conversion pursuant to Section 12.1(b), if applicable, shall not be payable in shares of Common Stock, but will represent a right to receive the aggregate amount of cash, securities or other property into which the Additional Common Stock would convert as a result of such recapitalization, consolidation, merger, share transfer, acquisition or share exchange.

            SECTION 12.6. Notice of Adjustments of Conversion Price.

            Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice or press release stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, shall issue such notice or press release through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) and shall make the information available on the Company's website or through another public medium as the Company may use at such time. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            SECTION 12.7. Notice Prior to Certain Actions.

            In case at any time after the date hereof:

            (a) the Company shall become party to a consolidation or merger for which approval of any stockholders of the Company is required, or enters into the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company;

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

            (b) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

            (c) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

            (d) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

            (e) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.2, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                  (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

                  (ii) the date on which such reclassification, merger,
            consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

            Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (e) of this Section 12.7.

            SECTION 12.8. Company to Reserve Common Stock; Listing.

            (a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the

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

      Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Notes by delivery of purchased shares of Common Stock which are then held in the treasury of the Company.

            (b) If any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on The Nasdaq Stock Market, Inc., the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Notes, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Notes prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

            SECTION 12.9. Common Stock to be Fully Paid and Nonassessable.

            The Company covenants that all Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 12.10, the Company will pay all taxes, liens and charges with respect to the issue thereof.

            SECTION 12.10. Taxes on Conversions.

            Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant to Article 12. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

            SECTION 12.11. Cancellation of Converted Notes.

            All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee.

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

            SECTION 12.12. Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.

            (a) Except to the extent that the Company has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 12.12(b), the Company may elect to deliver either shares of its Common Stock, cash or a combination of cash and shares of Common Stock in satisfaction of the Company's obligation upon conversion of the Notes (the "CONVERSION OBLIGATION"). The Company shall notify the Holder or Holders, as the case may be, through the Trustee, of the method the Company chooses to satisfy its Conversion Obligation, (i) in the Company's notice of Fundamental Change, if a Fundamental Change occurs, (ii) 26 Trading Days immediately preceding the Maturity Date in respect of Notes to be converted during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date, and (iii) no later than two Trading Days immediately following the Conversion Date in all other cases (such period, the "SETTLEMENT NOTICE PERIOD"). If the Company elects to satisfy any portion of its Conversion Obligation by delivering cash, the Company shall specify in such notice the portion to be paid in cash either as a percentage of the Conversion Obligation or as the lesser of (a) a fixed dollar amount and (b) the Conversion Value. The Company shall treat all Holders converting on the same Trading Day in the same manner. The Company shall not have any obligation to satisfy Conversion Obligations arising on different Trading Days in the same manner.

            If the Company elects to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares, if applicable), a Holder may retract its conversion notice at any time during the two Trading-Day period beginning on the Trading Day after the last Trading Day of the Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); provided that no such retraction can be made (and a conversion notice shall be irrevocable) (x) if the Holder delivers the conversion notice in connection with a Fundamental Change, (y) if the Holder delivers the conversion notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date or (z) if the Company has irrevocably elected pursuant to Section 12.12(b) to make a cash payment of principal upon conversion before such Holder delivers its conversion notice. No retraction can be made and a conversion notice shall be irrevocable if the Company does not elect to deliver cash upon conversion.

            With respect to each Holder that exercises its conversion right in accordance with the Indenture, if such Holder's conversion notice has not been retracted, assuming all of the other requirements have been satisfied by such Holder, then settlement (x) in Common Stock only shall occur as soon as practicable after the Company notifies the Holder or Holders that settlement shall be in Common Stock only, and (y) in cash or in a combination of cash and Common Stock shall occur on the second Trading Day following the final Trading Day of the Conversion Period.

            Settlement amounts shall be computed as follows:

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

                  (i) if the Company elects to satisfy the entire Conversion Obligation in Common Stock, the Company shall deliver to such Holder, for each $1,000 Principal amount of Notes converted, a number of shares of Common Stock equal to the quotient of $1,000 and the Conversion Price (the "CONVERSION RATE") in effect on the Conversion Date (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 12.3);

                  (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company shall deliver to such holder for each $1,000 principal amount of Notes converted cash in an amount equal to the Conversion Value.

                  (iii) if the Company elects to satisfy the Conversion Obligation in a combination of cash (excluding any cash paid for fractional shares, if applicable) and Common Stock (including pursuant to
      Section 12.12(b) hereof), the Company shall deliver to such Holder for each $1,000 principal amount of Notes converted:

                        (A) an amount in cash (the "CASH AMOUNT") equal to (x) the fixed dollar amount per $1,000 principal amount of Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company's chosen method of settlement or, if lower, the Conversion Value in cash, or (y) the percentage of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company's chosen method of settlement multiplied by the Conversion Value, as the case may be; and

                        (B) a number of shares of Common Stock for each of the 20 trading days in the Conversion Period equal to 1/20th of (x) the Conversion Rate in effect on that day minus (y) the quotient of the Cash Amount divided by the Applicable Stock Price for that day (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 12.3).

            (b) Notwithstanding anything to the contrary in this Indenture, at any time prior to the 26th Trading Day preceding the Maturity Date, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Notes, by written notice to the Trustee and the Holders of the Notes, to satisfy in cash the Conversion Obligation with respect to the Principal amount of Notes to be converted after the date of such election, with any remaining amount of the Conversion Obligation to be satisfied in shares of Common Stock. The settlement amount will be computed as described under clause (a)(iii) above, using the $1,000 as the fixed dollar amount per $1,000 principal amount of Notes of the Conversion Obligation to be satisfied in cash.

            (c) For purposes of this Section 12.12, the following terms shall have the meanings indicated:

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

                  (i) "APPLICABLE STOCK PRICE" on any Trading Day means (i) the volume-weighted average price per share of the Common Stock on such Trading Day as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page MSPD <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day or (ii), if such price is not available, the Market Price per share of Common Stock on that day or (iii), if neither the price contemplated by clause (i) nor (ii) is available, the market value per share of Common Stock on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  (ii) "CONVERSION PERIOD" means the 20 Trading Day period:

                        (A) beginning on the Maturity Date, if the Holder delivers the conversion notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date (whether or not the Company has irrevocably elected to make a cash payment of principal upon conversion);

                        (B) beginning on the Trading Day following the Company's receipt of the Holder's conversion notice, if the Company has irrevocably elected pursuant to Section 12.12(b) to make a cash payment of principal upon conversion, provided that if the Holder submits its conversion notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date, the Conversion Period shall begin on the Maturity Date;

                        (C) beginning on the Trading Day following the Company's receipt of the Holder's conversion notice, if the Holder is exercising its conversion right within 30 days following a Fundamental Change; and

                        (D) beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.

                  (iii) "CONVERSION VALUE" for every $1,000 principal amount of a Note being converted means an amount equal to the sum of the daily conversion values for each of the 20 Trading Days in the Conversion Period, where the "daily conversion value" for any Trading Day equals 1/20th of:

                        (A) the Conversion Rate in effect on that day multiplied by

                        (B)   the Applicable Stock Price on that day,

      provided that, with respect any conversion (i) during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one

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

      Trading Day immediately preceding the Maturity Day or (ii) of a Note converted in the period 30 days after notice of a Fundamental Change is given, if the Applicable Stock Price on the Conversion Date exceeds the then applicable Conversion Price, the Conversion Value shall not be less than $1,000.

            SECTION 12.13. Responsibility of Trustee for Conversion Provisions.

            (a) The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

            SECTION 12.14. Withholding Taxes on Adjustments of the Conversion Price.

            If a taxable distribution to holders of the Company's Common Stock or other transaction occurs which results in any adjustment of the Conversion Price, Holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. Because a constructive dividend deemed received by a holder that is not a U.S. person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) would not give rise to any cash from which any applicable withholding tax could be satisfied, the Company may set-off any such withholding tax against cash payments payable on the Notes.

            SECTION 12.15. Conversion After Public Acquirer Fundamental Change..

            (a) In the event of a Public Acquirer Fundamental Change, the Company may, in lieu of issuing the Additional Common Stock or making an additional cash payment pursuant to Section 12.1(b), elect to adjust the Conversion Price and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Fundamental Change, Holders of Notes will be entitled to convert their Notes, in accordance with Section 12.2 hereof (but subject to Section 12.12), into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Price in effect immediately before the Public Acquirer Fundamental Change by multiplying it by a fraction:

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

                        (1) the numerator of which will be the average of the
            Market Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Fundamental Change, and

                        (2) the denominator of which will be (A) in the case of
            a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Fundamental Change, the average of the Market Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Fundamental Change.

            (b) The Company will notify Holders of any election pursuant to this
      Section 12.15 by providing notice as set forth in Section 12.1.

            SECTION 12.16. Limitation on Conversion..

            A Holder of Notes may only convert Notes to the extent that such Holder and any Group in which it is a member will not own immediately following such conversion, outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock. When a Holder delivers any Note for conversion, such Holder will be deemed to represent that, immediately following conversion, such Holder and any such Group will not own outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock. To the extent a Holder attempts to convert Notes which would result in such Holder and any such Group beneficially owning outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock, the purported conversion will be void and such Holder will not acquire any rights in the shares of Common Stock that would result in such Holder and any such Group owning outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock.

                                   ARTICLE 13
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 14
                     OTHER PROVISIONS OF GENERAL APPLICATION

            SECTION 14.1. Trust Indenture Act Controls.

            This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

            SECTION 14.2. Notices.

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

            Any notice or communication to the Company or the Trustee is duly given if in writing (which may be by facsimile with the original to follow) and delivered in person or mailed by first-class mail to the address set forth below:

            (a) if to the Company:

            Mindspeed Technologies, Inc.
            4000 MacArthur Boulevard
            East Tower
            Newport Beach, California  92660-3095
            Attention: Brandi Steege, Esq.
            Fax:  (949) 579-3439
            Telephone:  (949) 579-3010

            With a copy to:

            Morrison & Foerster LLP
            19900 MacArthur Boulevard
            Irvine, California  92612
            Attention:  Robert M. Mattson, Jr.
            Fax:  (949) 251-0900
            Telephone:  (949) 251-7500

            (b) if to the Trustee:

            Wells Fargo Bank, N.A.
            Corporate Trust Services
            Sixth Street and Marquette Avenue
            Minneapolis, MN  55479
            Attention:  Jeffrey Rose
            Fax:  612-667-9825
            Telephone:  612-667-0337

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

            If a notice or communication is mailed or sent in the manner provided above within the time prescribed it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

            SECTION 14.3. Communication by Holders with Other Holders.

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

            Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

            SECTION 14.4. Acts of Holders of Notes.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing.

            Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner that the Trustee reasonably deems sufficient.

            (c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

            (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 14.5. Certificate and Opinion as to Conditions Precedent.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an

Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that, at any time that an Opinion of Counsel is required to be delivered hereunder, the opining counsel may, with the consent of the Trustee, deliver to the Trustee the Opinion of Counsel in question addressed to a party other than the Trustee with text to the effect that the Trustee may rely on such opinion rather than by delivering a separate Opinion of Counsel to the Trustee directly.

            SECTION 14.6. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each individual signing such certificate or opinion on behalf of the Company, has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 14.7. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 14.8. Successors and Assigns.

            ALL covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 14.9. Separability Clause.

            In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 14.10. Benefits of Indenture.

            Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Indenture.

            SECTION 14.11. Governing Law.

            This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to conflict of laws principles).

            SECTION 14.12. Counterparts.

            This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

            SECTION 14.13. Legal Holidays.

            In any case where any Interest Payment Date, Repurchase Date or Stated Maturity of any Note or the last day on which a Holder has a right to convert such Note shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Notes) payment of Principal on, or Interest or Additional Interest, if any, on, conversion of the Notes, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Repurchase Date or at the Stated Maturity or on such last day for conversion;

provided, however, that in the case that payment is made on such succeeding Business Day, no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Repurchase Date or Stated Maturity, as applicable.

            SECTION 14.14. Recourse Against Others.

            No recourse for the payment of the Principal of or Interest or Additional Interest, if any, on any Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director or manager, as such, past, present or future, of the Company or any successor entity to either the Company or such successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

            SECTION 14.15. Tax Treatment.

            The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                            MINDSPEED TECHNOLOGIES, INC.

                                            By: /s/ Simon Biddiscombe
                                                --------------------------------
                                                Name: Simon Biddiscombe
                                                Title: Senior Vice President,
                                                       Chief Financial Officer,
                                                       Secretary and Treasurer

                                            WELLS FARGO BANK, N.A.,

                                            AS TRUSTEE AND NOT IN ITS INDIVIDUAL
                                            CAPACITY

                                            By: /s/ Jeffery Rose
                                                --------------------------------
                                                Name: Jeffery Rose
                                                Title: Corporate Trust Officer

                                                                       EXHIBIT A

                                  FORM OF NOTE

                           [If a Global Note, insert:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                       [If a Restricted Security, insert:

            THE NOTE EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN

            COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(C) OR 3(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SUCH NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 3(C) OR 3(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY.]

                          MINDSPEED TECHNOLOGIES, INC.

                     3.75% CONVERTIBLE SENIOR NOTES DUE 2009

CUSIP NO.  _________

NO. __                                     PRINCIPAL AMOUNT  $____________
                                           [if a Global Note, insert: as such
                                           amount may be revised by the Schedule
                                           of Increases and Decreases in Global
                                           Note attached hereto]

            Mindspeed Technologies, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), for value received, hereby promises to pay to _________________, or its registered assigns, the principal sum of ____________ U.S. Dollars ($_____________), [if a Global Note, insert: as revised by the Schedule of Increases and Decreases in Global Note attached hereto,] on November 18, 2009.

            Interest Payment Dates: May 18 and November 18, commencing May 18, 2005.

            Regular Record Dates: May 1 and November 1.

            Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

                                            Mindspeed Technologies, Inc.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            Dated: _____ __, 200__

Trustee's Certificate of Authentication

This is one of the 3.75% Convertible Senior Notes due 2009 described in the within-named Indenture.

Wells Fargo Bank, N.A., as TRUSTEE

By: _____________________________
    Authorized Signatory

Dated:   _____ __, 200__

                          MINDSPEED TECHNOLOGIES, INC.

                     3.75% CONVERTIBLE SENIOR NOTE DUE 2009

SECTION 1 Indenture; Notes.

            This Note is one of a duly authorized series of the 3.75% Convertible Senior Notes due 2009 (the "NOTES") of Mindspeed Technologies, Inc., a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of December 8, 2004 (the "INDENTURE"), between the Company and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). The terms of the Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency or difference between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

            The Notes will be partially secured pursuant to the terms of the Pledge Agreement by Pledged Securities (as defined in the Pledge Agreement).

      SECTION 2 Principal and Interest.

            The Company promises to pay Interest on the principal amount of the Notes at the Interest Rate from the date of issuance until repayment in full at Stated Maturity or repurchase. The Company will pay Interest on this Note semi-annually, in arrears, on May 18 and November 18 of each year (each, an "INTEREST PAYMENT DATE"), commencing May 18, 2005.

            The Notes shall bear Interest from December 8, 2004 until the Principal thereof is paid or made available for payment, or until such date on which the Notes are converted or purchased as provided herein, at a rate of 3.75% per annum.

            Interest on the Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

            In addition, Holders shall be entitled to receive Additional Interest, if any, on such Note pursuant and subject to the Registration Rights Agreement, but in no event shall a Holder be required to repay any Additional Interest such Holder receives following the remittance of Interest as specified in Section 2.1(e)(iii) of the Indenture. Additional Interest shall be paid on dates corresponding to the payment date of Interest on such Note pursuant to the Registration Rights Agreement.

            Further reference is made to Sections 2.1 of the Indenture for other provisions of the Notes relating to the payment of Interest.

            If the Company fails to make a payment of Principal of or Interest on any Note when due and payable, it shall pay such Interest on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the "DEFAULTED INTEREST"). It may elect to pay such Defaulted Interest, plus any other Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Company shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

      SECTION 3 Method of Payment.

            Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest.

            Principal of and Interest on Global Notes will be payable, for the benefit of the Holders of this Note, to the Depositary in immediately available funds.

            Principal on Physical Notes will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) a U.S. Dollar check drawn on a U.S. bank mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the 5 Business Days prior to the date of Stated Maturity by a Holder of an aggregate Principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds.

      SECTION 4 Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

      SECTION 5 Optional Redemption.

            The Notes may not be redeemed by the Company prior to maturity.

      SECTION 6 Purchase Right Upon a Fundamental Change.

            Reference is made to Article 11 of the Indenture regarding the Company's obligations to the Holders upon a Fundamental Change and the Holders' rights to require the Company to repurchase their Notes upon a Fundamental Change, which is incorporated into this Note by reference as if stated herein in its entirety.

      SECTION 7 Conversion Right and Limitation on Conversion Right.

            Reference is made to Article 12 of the Indenture regarding the Holders' right to convert their Notes and related matters, which is incorporated into this Note by reference as if stated herein in its entirety.

            A Holder of Notes may only convert Notes to the extent that such Holder and any Group of which it is a member will not own immediately following such conversion, outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock and when a Holder delivers any Note for conversion, such Holder will be deemed to represent that, immediately following conversion, such Holder and any such Group will not own outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock. To the extent a Holder attempts to convert Notes which would result in such Holder and any such Group beneficially owning outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock, the purported conversion will be void and such Holder will not acquire any rights in the shares of Common Stock that would result in such Holder and any such Group owning outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock.

      SECTION 8 No Sinking Fund.

            The Notes are not subject to a sinking fund.

      SECTION 9 Absolute Obligation.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company under the Indenture and this Note which is absolute and unconditional, to pay the Principal of or Interest on this Note at the place and time and in the coin or currency herein prescribed.

      SECTION 10 Denominations; Transfer; Exchange.

            The Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer and register the transfer or exchange of Notes in accordance with the Indenture.

            Pursuant to the Indenture, when this Note (or any portion thereof in integral multiples of $1,000 in principle amount) is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such portions thereof are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4 of the Indenture, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.14 or 7.5 of the Indenture).

            Pursuant to the Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of this Note (or any portion thereof) surrendered for conversion or, if a portion of this Note is surrendered for conversion, such portion thereof surrendered for conversion.

            In the event of conversion or purchase of the Notes in part only, a new Note or Notes for the unconverted or unpurchased portion thereof will be issued in the name of the Holder hereof.

      SECTION 11 Persons Deemed Owners.

            The registered Holder of this Note shall be treated as its owner for all purposes.

      SECTION 12 Discharge Prior to Stated Maturity.

            Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Notes and the Indenture if
(1)(A) all of the Outstanding Notes shall become due and payable at their scheduled Stated Maturity or (B) all of the Outstanding Notes have all been converted, and (2) the Company shall have deposited with the Trustee cash or, in the event of a conversion pursuant to the terms of the Indenture, cash and/or Common Stock, sufficient to pay all amounts due and owing on all Outstanding Notes on the date of their scheduled maturity or delivery of the converted Note.

      SECTION 13 Amendment; Supplement; Waiver.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences and to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and Interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note (or pay cash in lieu of conversion) as provided in the Indenture.

      SECTION 14 Defaults and Remedies.

            Reference is made to the Indenture for the Events of Default, remedies and related provisions with respect to the Notes, which is incorporated into this Note by reference as if stated herein in its entirety.

      SECTION 15 Authentication.

            This Note shall not be valid until the Trustee executes the certificate of authentication in the space provided therefor on the Note.

      SECTION 16 Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

      SECTION 17 CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused one or more CUSIP numbers, as appropriate, to be printed on this Note and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

      SECTION 18 Governing Law.

            The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to conflict of laws principles).

      SECTION 19 Successor Corporation.

            In the event a successor Person assumes all the obligations of the Company under this Note pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

      SECTION 20 Registration Rights.

            The Holders of the Notes are entitled to the benefits of a Resale Registration Rights Agreement, dated as of December 8, 2004, between the Company and Lehman Brothers Inc., including the receipt of Additional Interest upon a registration default (as defined in such agreement).

      SECTION 21 Tax Treatment.

            The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

      SECTION 22 Unclaimed Money or Securities.

            The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

            Your Name: _________________________________________________
                (Print your name exactly as it appears on the face of this Note)

            In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities Act (other than a transfer pursuant to an effective registration statement under the Securities Act), the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

            [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

            [ ] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.17 of the Indenture shall have been satisfied.

                      Dated:____________________________________________________

            Your Signature:_____________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

      Signature Guarantee*:_____________________________________________________

_____________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

            Dated:________________________

            NOTICE: To be executed by an executive officer.

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                       Principal Amount of        Signature of
       Amount of decrease in   Amount of increase in     this Global Note     authorized signatory
        Principal Amount of     Principal Amount of       following such          of Trustee or
Date      this Global Note       this Global Note      decrease or increase   Securities Custodian
----   ---------------------   ---------------------   --------------------   --------------------

                                                                       EXHIBIT B

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:   Mindspeed Technologies, Inc.
      4000 MacArthur Boulevard
      East Tower
      Newport Beach, California  92660-3095

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Mindspeed Technologies, Inc. (the "COMPANY") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with Interest, if any, accrued and unpaid to, but excluding, such date, to the registered Holder hereof.

      Your Name:________________________________________________________________
                (Print your name exactly as it appears on the face of this Note)

      Dated:____________________________________________________________________

      Your Signature:___________________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

      Signature Guarantee*:_____________________________________________________

      Social Security or other Taxpayer Identification Number:__________________

      Principal amount to be converted (if less than all): $____________________

      Certificate number (if applicable):_______________________________________

----------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT C

                            FORM OF CONVERSION NOTICE

TO:   Mindspeed Technologies, Inc.
      4000 MacArthur Boulevard
      East Tower
      Newport Beach, California  92660-3095

            The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares or cash conversion option and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares, or payment or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of Interest, if any, accompanies this Note.

            The undersigned represents that, immediately following conversion described above, the undersigned and any Group of which the undersigned is a member will not own outstanding shares constituting more than 14.9% of the outstanding shares of Common Stock.

      Your Name:________________________________________________________________
                (Print your name exactly as it appears on the face of this Note)

      Dated:____________________________________________________________________

      Your Signature:___________________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

      Signature Guarantee*:_____________________________________________________

      Social Security or other Taxpayer Identification Number:__________________

      Principal amount to be converted (if less than all): $____________________

      Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered Holder

________________________________________________________________________________
                                     (Name)

________________________________________________________________________________
                                (Street Address)

-------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

________________________________________________________________________________
                           (City, State and Zip Code)

                                                                       EXHIBIT D

                     3.75% Convertible Senior Notes due 2009

TO:   Mindspeed Technologies, Inc.
      4000 MacArthur Boulevard
      East Tower
      Newport Beach, California  92660-3095

                  In connection with the conversion of $__________ principal amount of the above-captioned Notes (the "Surrendered Notes") prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner or beneficial owner of this Note hereby certifies with respect to the registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

                  [ ] A transfer of the Surrendered Notes is made to the Company or any subsidiaries; or

                  [ ] The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

                  [ ] The transfer of the Surrendered Notes complies with Rule 144 under the Securities Act; or

                  [ ] The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act.

DATE:                   __________________________________
                        Signature(s)

                  (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

                                      D-1